Independent Accountants' Consent

To the Board of Directors
The Hennessy Mutual Funds, Inc.:

We consent to the use of our report dated November 14, 2003 included in the September 30, 2003 annual reports of Hennessy Mutual Funds, Inc., incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Accountants" in the Statement of Additional Information, incorporated by reference herein.





                                  /s/ KPMG LLP


Chicago, Illinois
December 5, 2003